Schedule Shareholder Servicing and Distribution Plan for Class A shares – CFST

EXHIBIT I

COLUMBIA FUNDS SERIES TRUST

Columbia AMT-Free California Intermediate Muni Bond Fund

Columbia AMT-Free Georgia Intermediate Muni Bond Fund

Columbia AMT-Free Maryland Intermediate Muni Bond Fund

Columbia AMT-Free North Carolina Intermediate Muni Bond Fund

Columbia AMT-Free South Carolina Intermediate Muni Bond Fund

Columbia AMT-Free Virginia Intermediate Muni Bond Fund

Columbia Capital Allocation Moderate Aggressive Portfolio

Columbia Capital Allocation Moderate Conservative Portfolio

Columbia Convertible Securities Fund

Columbia Global Strategic Equity Fund

Columbia Large Cap Growth Fund III

Columbia Large Cap Enhanced Core Fund

Columbia Large Cap Index Fund

Columbia Mid Cap Index Fund

Columbia Mid Cap Value Fund

Columbia Overseas Value Fund

Columbia Select Global Growth Fund

Columbia Select International Equity Fund

Columbia Select Large Cap Equity Fund

Columbia Short Term Bond Fund

Columbia Short Term Municipal Bond Fund

Columbia Small Cap Index Fund

Columbia Small Cap Value Fund II

Current as of the 21st day of June, 2017.